SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934
Date of report (date of earliest event reported): November 17, 2011

RECON TECHNOLOGY, LTD
(Exact name of registrant as specified in its charter)

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 1902, Building C, King Long International Mansion
No. 9 Fulin Road
Beijing, 100107
People’s Republic of China
(Address of principal executive offices)
Registrant’s telephone number, including area code: +86 (25) 5231 3015

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 17, 2011, Recon Technology, Ltd (the “Company”) received from The Nasdaq OMX Group (“Nasdaq”) a letter (the “November Nasdaq Letter”) indicating that, as a result of the Company’s failure to file its quarterly report on Form 10-Q for the three months ended September 30, 2011, the Company violated Nasdaq Listing Rule 5250(c)(1) (the “Rule”).

The November Nasdaq Letter follows a similar letter dated October 17, 2011 from Nasdaq regarding the Company’s failure to file its annual report on Form 10-K for the year ended June 30, 2011 (the “October Nasdaq Letter”). In the October Nasdaq Letter, Nasdaq provided the Company 60 calendar days to submit a plan to regain compliance with the Rule. The plan is due no later than December 16, 2011. If Nasdaq accepts the Company’s plan of compliance, then Nasdaq can grant up to 180 calendar days (such date, the “Compliance Date”) to the Company to regain compliance. Any subsequent periodic filings that are due prior to the Compliance Date would need to be filed no later than such date. The October Nasdaq Letter set the Compliance Date as March 28, 2012.

In the November Nasdaq Letter, Nasdaq has clarified that the Compliance date would be April 10, 2012.

Nasdaq Listing Rule 5810(b) requires that the Company promptly disclose receipt of the Nasdaq Letter, which disclosure must include the continued listing criteria that the Company failed to meet. The Company is filing this Current Report on Form 8-K for the purpose of satisfying Nasdaq’s disclosure requirement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release dated November 23, 2011 titled “Recon Technology, Ltd Receives a Letter From NASDAQ Regarding the Failure to Timely File Its September 2011 Quarterly Report on Form 10-Q.”

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Recon Technology, Ltd

By:	/s/ Yin Shenping
Yin Shenping
Chief Executive Officer

Dated: November 23, 2011